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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 7, 1999


                       SHARED TECHNOLOGIES CELLULAR, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                        1-13732                               06-386411
(State of incorporation)         (Commission File No.)               (IRS Employer Identification No.)

                        100 Great Meadow Road, Suite 104
                         Wethersfield, Connecticut 06109
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (860) 258-2500


         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.


     On July 7, 1999, Shared Technologies Cellular, Inc. (the "Company") entered into a $10 million two-year revolving credit facility with State Street Bank and Trust Company (the "Bank"). Advances under the loan are to be used for working capital and general corporate purposes. The loan is secured by substantially all of the Company's assets.

     In connection with the loan, the Company issued to the Bank a ten-year warrant for the purchase of 150,000 shares of its Common Stock at an exercise price of $10 per share, subject to certain adjustments. The warrant is redeemable by the Bank any time after the third anniversary for a minimum redemption price of $200,000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

Exhibit No.              Description

4.1 Loan Agreement dated as of July 7, 1999 by and between Shared Technologies Cellular, Inc. and State Street Bank and Trust Company.

4.2 Security Agreement and Assignment dated as of July 7, 1999 by and between Shared Technologies Cellular, Inc. and State Street Bank and Trust Company.

4.3 Warrant to Purchase Common Stock of Shared Technologies Cellular, Inc. issued to State Street Bank and Trust Company dated as of July 7, 1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 16, 1999                   SHARED TECHNOLOGIES CELLULAR, INC.



                                       By:\s\ Vincent DiVincenzo
                                          -------------------------------------
                                       Name: Vincent DiVincenzo
                                       Title:  Chief Financial Officer

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